                                                                   Exhibit 10.27

     CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             PLASMA SUPPLY AGREEMENT

         THIS AGREEMENT dated as of October 22, 2002 is made by Inhibitex, Inc., a Delaware corporation ("Inhibitex"), having its principal office at 8995 Westside Parkway, Alpharetta, Georgia 30004 and DCI Management Group, Inc. a New Mexico corporation ("Supplier"), having its principal office at 220-05 97th Avenue, Queens Village, NY 11429.

                              W I T N E S S E T H :

         WHEREAS, Inhibitex is engaged in the development of Veronate(TM) (formerly referred to as INH-A21 or SE/A IGIV), a human Staphyloccocus immune globulin (the "Product"); and

         WHEREAS, the development of the Product requires quantities of Plasma (as defined below) with acceptable titers of antibodies against Staphyloccocus aureus ("S. aureus") and Staphyloccocus epidermidis ("S. epidermidis"); and

         WHEREAS, Inhibitex desires to purchase such Plasma from Supplier, and Supplier, directly or through its affiliates or third-party contractors, desires to supply such Plasma to Inhibitex, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

         1.       Purchase and Sale.

                  (a) Inhibitex agrees to purchase from Supplier, and Supplier agrees to supply to Inhibitex, Plasma (as defined below) on the terms and subject to the conditions set forth herein. For purposes of this Agreement, "Plasma" means "Source Plasma" as defined by the regulations of the Center for Biologics Evaluation and Review of the Food and Drug Administration ("FDA") and/or other applicable international, state or local authorities now or hereafter in effect (the "Regulations"), that meets the product specifications as set forth on Exhibit A, as the same may be amended from time to time (the "Specifications"), and has levels of both S. aureus and S. epidermidis antibodies satisfactory to Inhibitex in its sole discretion.

                  (b) Throughout the Term (as defined below) of this Agreement, no later than ninety (90) days prior to the beginning of each calendar year, Inhibitex and Supplier shall agree, based upon the then-prevailing incidence of titers of S. aureus and S. epidermidis then acceptable to Inhibitex, on the quantity of Plasma to be purchased by Inhibitex from Supplier in the coming calendar year (the "Annual Quantity"); provided however that in no event will the Annual Quantity with respect to any year be less than the least of (i) the Estimated Quantity (as defined below) with respect to such year, (ii) the actual quantity purchased from the Supplier in the previous year and (iii) commencing with quantities for 2006, [ *** ]% of the estimated quantity of Plasma required by Inhibitex for the production of Product from all Plasma suppliers in such year. Once agreed to, each Annual Quantity may be adjusted only by the mutual consent of the parties. Supplier acknowledges that it may not be Inhibitex's sole supplier of Plasma during the Term of this Agreement.

                  (c) The following table sets forth the quantity of Plasma that Inhibitex estimates, in good faith and based upon the facts and circumstances as of the date of this Agreement, that it will purchase from Supplier in each calendar year, beginning in 2003, of the Term ("Estimated Quantities"). These Estimated Quantities are provided for planning purposes only and, except as provided in Section 10(f), are not binding on either party.

                                 Year         Estimated Quantity
                                                   (Liters)

                                    [ *** ]

In any calendar year, Inhibitex shall be obligated to purchase at the Purchase Price (as defined below) then in effect, and Supplier shall be obligated to supply, an amount of Plasma equal to 90% of that year's Annual Quantity. If, in any calendar year, Supplier is able to supply an amount of Plasma greater than 90% of that year's Annual Quantity ("Excess Plasma"), Inhibitex shall be entitled, but not obligated, to purchase such Excess Plasma at the Purchase Price then in effect. Supplier shall be entitled to sell, as normal source plasma to any party who is then a customer of Supplier, any Excess Plasma offered to but not purchased by Inhibitex. Notwithstanding the foregoing, provided that each party is acting in good faith and using reasonable commercial efforts hereunder, the failure of Supplier to supply, and the failure of Inhibitex to purchase, 90% of any year's Annual Quantity shall be deemed not to constitute a breach of this Agreement if such failure is due to any material change in Inhibitex's minimum titer requirements or the prevailing incidence of Qualified Donors (as hereinafter defined) with titers acceptable to Inhibitex.

                  (d) From the date hereof through December 31, 2002, Inhibitex shall pay for Plasma purchased hereunder at the rate of [ *** ] per liter (the "Purchase Price"). For the calendar year 2003, the Purchase Price will be increased to [ *** ] per liter. Thereafter, throughout the Term, the Purchase Price shall be adjusted (i) annually from the Purchase Price then in effect in proportion to the percentage change in the Consumer Price Index (All Urban Consumers CPI-U/ United States City Average/ All Items Indexed); and, (ii) by a one time adjustment, applicable only for the year 2007 as the parties shall mutually agree, however, such adjustment shall not increase or decrease the Purchase Price then in effect by more than 10%. Additionally, the Purchase Price shall be adjusted from time to time if Inhibitex and Supplier mutually agree to increase or decrease the donor fees paid to Acceptable Donors (as defined below). The Purchase Price payable with respect to any Plasma purchased by Inhibitex hereunder shall be the Purchase Price in effect as of the date of its collection by Supplier, not the date of shipment by Supplier.

                  (e) The parties agree to negotiate in good faith any adjustments in the Purchase Price resulting from a material change in costs occasioned by any mandatory changes in Regulations or industry accepted practices as recommended by the Plasma Protein Therapeutic Association (PPTA) ("PPTA Standards"). Additionally, Inhibitex may, from time to time, request that Supplier make other changes in its plasma collection procedures that are not the result of changes in Regulations or PPTA Standards. Inhibitex must submit requests for such changes in writing to Supplier. Supplier shall not unreasonably withhold its consent to any such changes. Any such Inhibitex requested change(s) that result in increased or decreased costs to Supplier shall be reflected in an adjusted Purchase Price, to be mutually agreed upon in good faith.

         2. Shipping/ Payment. All shipments of Plasma shall be made F.O.B. Inhibitex's designated storage or manufacturing facility in accordance with the shipping specifications set forth in Exhibit B, as the same may be amended from time to time. The Purchase Price is inclusive of transportation and shipping costs (including, but not limited to, packaging and shipping materials) to Inhibitex's designated storage or manufacturing facility in the continental United States and all other costs incurred by Supplier in the performance of its obligations under Sections 3 and 4 below. Risk of loss for the Plasma shall pass to Inhibitex upon delivery to Inhibitex's designated storage or manufacturing facility. Inhibitex shall pay the Purchase Price for all Plasma delivered to Inhibitex within 45 days of invoice.

         3. Acceptable Donors. All Plasma shipped by Supplier pursuant to this Agreement shall have been collected only from Qualified Donors (as defined under PPTA Standards) whose Plasma has been collected from a collection facility, which at the time of collection is listed on Exhibit C (as such Exhibit C may be amended from time to time as provided herein) and, in the sole determination of Inhibitex, has titers of antibodies against S. aureus and S. epidermidis at levels acceptable for production of the Product ("Acceptable Donors"). Supplier may not add additional collection facilities to Exhibit C or otherwise amend Exhibit C without the consent of Inhibitex, which consent shall not be unreasonably withheld. Collection facilities listed on Exhibit C shall be referred to herein as an Approved Collection Facility, or collectively as "Approved Collection Facilities". In order to enable Inhibitex to identify Acceptable Donors, and at no additional charge to Inhibitex, Supplier shall provide Inhibitex with samples of plasma, in amounts and at times to be mutually agreed to by the parties, from all Qualified Donors at Approved Collection Facilities from which Supplier may acquire Plasma in the performance of its obligations under this Agreement, Supplier agrees to provide Inhibitex with such plasma samples prior to providing them to any other purchaser of plasma. Once Inhibitex has identified a donor as an Acceptable Donor and notified Supplier in writing of such designation, Inhibitex agrees to purchase, subject to the limitation set forth in Section 1(c), all Plasma donated from the Acceptable Donor until it further notifies Supplier that the donor is no longer an Acceptable Donor. Inhibitex may, with forty-eight (48) hours written notice, terminate Acceptable Donor status for any donor at any time at its sole discretion. Except as provided in Section 1(c), Supplier shall not sell any Plasma collected from an Acceptable Donor to any person other than Inhibitex, unless authorized to do so by Inhibitex. Inhibitex agrees that, upon the termination of this Agreement by Supplier pursuant to Section 10(b) below, Inhibitex shall not for a period of two years after such termination solicit plasma from any third party collection facility from which Supplier was obtaining Plasma supplied to Inhibitex pursuant to this Agreement at the time of the termination thereof.

         4.       Testing.

                  (a) Supplier shall be responsible for assuring that each unit, or donation of Plasma, shipped to and purchased by Inhibitex pursuant to this Agreement has been subjected to and tested negative for all FDA required viral marker tests as may be required by the FDA from time to time, including, but not limited to, tests for the presence of Hepatitis B Surface Antigen, Antibody to Hepatitis C Virus, Alanine Aminotransferase, Human Immunodeficiency Virus Type 1 p24 Antigen, and Antibody to Human Immunodeficiency Virus Types 1 and 2, as well as Serum Protein Electrophoresis, Total Protein and Rapid Protein Reagin tests. All donors found to be reactive or positive to FDA required test(s) will be permanently excluded as Acceptable Donors. Inhibitex shall be notified immediately if an Acceptable Donor has tested positive to any FDA required tests. The Purchase Price shall be inclusive of the costs of testing under this Section 4.

                  (b) Changes in the above testing requirements may be necessary to reflect changes in Regulations, PPTA Standards, Inhibitex's standard operating procedures and/or the Specifications. Any such changes that materially increase or decrease the Supplier's cost of supplying Plasma shall be negotiated as an adjustment to the Purchase Price as set forth in Section 1(e)

         5. Representations and Warranties. Supplier represents and warrants, on its own behalf and on behalf of each Approved Collection Facility, that:

                  (a) all Plasma shipped to Inhibitex hereunder shall be collected, stored, shipped and otherwise produced in accordance all applicable laws, Regulations, PPTA Standards and the Specifications (including, with respect to testing, the provisions of Section 4 hereof);

                  (b) all Plasma shipped to Inhibitex hereunder shall, as of the date of such shipment and delivery, not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, shall be in full compliance with the Biological Products Section of the Public Health Service Act, and applicable laws, Regulations, PPTA Standards and the Specifications. In the event that any Plasma is shipped to Inhibitex that is not in compliance with said laws, Regulations, PPTA Standards or the Specifications, Supplier shall be responsible for all losses or damages to Inhibitex to the extent of Supplier's limit of liability as set forth in Section 6(a).

                  (c) each Approved Collection Facility from which Plasma is supplied under this Agreement is and shall (i) have a valid Biologics License and (ii) remain Quality Plasma Program ("QPP") certified by the PPTA. Supplier, will upon reasonable request, provide Inhibitex with evidence of all licenses and certifications. No Plasma or plasma samples shall be shipped hereunder if said license becomes invalid, suspended or revoked for any reason; and

                  (d) each third party contractor used by the Supplier in meeting its obligations under this Agreement has the requisite regulatory approvals and licenses required of it to be in compliance with and applicable laws, Regulations, PPTA Standards and the Specifications.

         6.       Indemnification; Insurance.

                  (a) Supplier, and each of its affiliates now existing or hereafter created, jointly and severally, on the one hand, and Inhibitex, on the other hand, hereby indemnify and agree to hold harmless each other and its respective affiliates, agents, employees, officers and directors, from and against any and all claims, losses, liabilities, damages, attorneys' fees, costs and expenses which may be sustained by and/or claimed against the other party by virtue of the negligent handling or furnishing of materials or performance of services rendered by the other party (including, in the case of Supplier, any affiliate or third party contractor performing pursuant hereto), the willful misconduct by the other party (including, in the case of Supplier, any affiliate or third party contractor performing pursuant hereto), or its officers, employees or agents or any representation, warranty or agreement contained in this Agreement being breached, untrue or materially misleading, by omission or otherwise. Notwithstanding the foregoing, the liability of each party to the other under this Section shall be limited to $1.0 million per occurance.

                  (b) Supplier covenants and agrees that it will maintain, at all times during the Term of this Agreement, property damage, general liability and product liability insurance, which shall not contain any contractual exclusion and which shall cover Supplier's, and it affiliates' liability and indemnification obligations under this Agreement, in commercially reasonable amounts but in any event not less than $1.0 million per occurrence and $3.0 million in the aggregate and with an insurance company or companies reasonable acceptable to Inhibitex. Inhibitex shall be named as an additional insured party under such insurance. Supplier shall deliver evidence to Inhibitex of such insurance and inclusion of Inhibitex therein as an additional insured, at any time and from time to time during the term of this Agreement, as Inhibitex may reasonable request.

         7.       Notices.

                  (a) Supplier shall, within twenty-four (24) hours, notify Inhibitex, in writing, if it becomes aware that any of the representations and warranties in Section 5 have been breached.

                  (b) Supplier shall, within forty-eight (48) hours of receipt, provide to Inhibitex a copy of any communications delivered to Supplier, an Approved Collection facility or other third party contractors, by the PPTA, FDA or other similar federal, state, or local regulatory authority which may, in the good-faith determination of Supplier, reasonably be expected to have an adverse effect on the Supplier's ability to fulfill its obligations hereunder. Supplier shall also provide Inhibitex a copy of any written response to the issuing agency.

                  (c) Supplier shall notify Inhibitex in writing of any change or replacement of the authorized representative or the person responsible for regulatory matters at any facility where Plasma purchased under this Agreement is collected. Said notification, with respect to replacements, shall include the name and qualifications of such individual(s) and shall be made within thirty 30) days of the change.

         8. Rights of Inspection. Inhibitex, or its representatives, shall have the right, at least once annually throughout the Term of this Agreement, to conduct inspections and non- financial audits at all Approved Collection Facilities supplying Plasma hereunder and the facilities of any affiliate or third party contractor performing testing or transportation and storage services hereunder. These rights shall include r a review of all relevant records.

         9. Third Party Contractors. Supplier may use third party contractors to perform the services contemplated in this Agreement. All third party contractors shall be subject to the continuing approval of Inhibitex, which approval shall not be unreasonably withheld. However, Inhibitex reserves the right to reasonably withhold approval if a third party contractor fails to materially comply with any applicable law, Regulation, PPTA Standard or the Specifications or is found to be materially deficient by any audit. Supplier shall enter into agreements with third party contractors that provide Inhibitex rights with respect to such contractors substantially similar to its rights under Section 7 and 8 above.

         10.      Term and Termination.

                  (a) Unless terminated earlier as provided in this Section 10, the term of the Agreement shall commence on the date hereof and terminate on December 31, 2012 (the "Term").

                  (b) In addition to any other remedies, under this Agreement or the law, either party may terminate this Agreement upon either party's receipt of written notice in the event that either party materially breaches any of its obligations hereunder, and fails to cure such breach, within thirty (30) days of receiving written notice thereof from the other party.

                  (c) Either party may terminate this Agreement effective immediately upon giving notice of termination, if the other party shall file a petition in bankruptcy, shall be adjudicated as bankrupt, shall take advantage of the insolvency laws of any state, territory or country, shall make an assignment for benefit of creditors, shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee or other court officer appointed for its property.

                  (d)      Inhibitex may terminate this Agreement upon thirty
(30) days written notice if the clinical development of the Product is halted or terminated, whether by the FDA, a Data Safety Monitoring Board, any other regulatory authority, or Inhibitex for any reason.

                  (e)      Termination of this Agreement will not, subject to
Section 1(c), operate to relieve Inhibitex or Supplier from its obligations to purchase or deliver all quantities of Plasma previously collected by Supplier prior to Supplier's receipt notice of termination, nor will termination relieve either party of paying any monies previously due to the other party.

                  (f) If this Agreement is terminated by Inhibitex pursuant to (b) or (c) above, Supplier shall be obligated to supply, at Inhibitex's option, at the Purchase Price that would be in effect but for such termination, quantities of Plasma equal to the applicable Estimated Quantities for the lesser of (i) next two full calendar years after the date of termination or (ii) the remainder of the term of this Agreement. However, if Inhibitex terminates this Agreement pursuant to (b) above and exercises its option to require Supplier to continue to supply Plasma under this section, Inhibitex agrees to waive its rights and remedies relative to the specific breach of Supplier serving as the basis of the termination.

                  (g) Notwithstanding anything to the contrary set for herein, the parties' obligations under Section 6, Sections 10(e) and (f) and Sections 12(b), (e), (f), (g), (h), (i) and (l) of this Agreement shall survive the termination of this Agreement.

         11. Force Majeure. Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other party if such failure is caused by any event and/or circumstances beyond the reasonable control of such non-performing party, including, but not limited to, acts of God, fire, explosion, flood, drought, war, terrorism, riot, strikes or other labor trouble, or governmental action (an "Event of Force Majeure"). For purposes of this Agreement, governmental or regulatory action resulting from negligence or willful misconduct will not be considered an Event of Force Majeure. The party suffering an Event of Force Majeure shall use reasonable efforts to perform its obligations hereunder as soon as practicable. If such party is not able to perform all of its obligations hereunder within ninety (90) days of the Event of Force Majeure, the other party may terminate this agreement without liability.

         12.      Miscellaneous.

                  (a) All sales of Plasma by Supplier to Inhibitex hereunder shall be subject to the provisions of this Agreement and shall not be subject to the terms and conditions contained in any purchase order of Inhibitex or confirmation of Supplier except insofar as any such purchase order or confirmation establishes the quantity of Plasma ordered or sold thereunder and the delivery date and carrier thereof.

                  (b) The relationship between Supplier and Inhibitex is that of vendor and vendee and under no circumstances shall either party, its agents and employees, be deemed agents or representatives of the other party, or have the right of enter into any contracts or commitments in the name of or on behalf of the other party in any respect whatsoever.

                  (c) This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties relating to the subject matter herein and all prior proposals, discussions and writings by and between the parties and relating to the subject matter herein are superseded hereby. None of the terms of this Agreement shall be deemed to be waived by either party or amended unless such waiver or amendment is written and signed by both parties, and recites specifically that it is a waiver of, or amendment to, the terms of this Agreement.

                  (d) All notices, communications, demands, and payments required or permitted to be given or made hereunder or pursuant hereto shall conclusively be presumed for all purposes of this Agreement to be given or made at the time the same as received. Notices shall be addressed as follows:

If to Inhibitex:                              If to Supplier:

Inhibitex, Inc.                               DCI Management Group, Inc.
8995 Westside Parkway                         220-05 97th Avenue
Alpharetta, GA  30004                         Queens Village, NY 11429
Fax: 646-336-2626                             Fax:  718-217-4451
Attn: Russell H. Plumb                        Attn: Ira London
email:  rplumb@inhibitex.com                  email: iralondon@dciplasma.com

With a copy to:                               With a copy to:

Swidler Berlin Shereff Friedman, LLP
405 Lexington Avenue
New York, NY 10174
Fax: 212-891-9598
Attn: David S. Rosenthal, Esq.
email: dsrosenthal@swidlaw.com

or to such other address as to which either party may notify the other party.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

                  (f) This Agreement shall not be assignable by Supplier or Inhibitex without prior written consent.

                  (g) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (h) Inhibitex and Supplier agree that the terms of this Agreement shall be held in confidence, except where disclosure may be required by law, by rules of a securities exchange or as the parties may otherwise agree. No public announcement relating to this Agreement shall be made by either party without the prior written consent of the other party, and neither party shall use the name of the other party to this Agreement, any trademark or trade name, or the name of any employee of the other party in any advertising or news release without the prior consent of the other party.

                  (i) Supplier covenants and agrees that by its execution of this Agreement, any of its affiliates that supply Plasma to Inhibitex shall be bound by and become a party to this Agreement, with the same rights, obligations and responsibilities as Supplier with respect to the Plasma such affiliate supplies hereunder, even though such affiliate has not become a signatory hereto.

                  (j) This Agreement shall supersede the Plasma Supply Agreement between the parties dated as of May 1, 1998.

                  (k) All disputes under or relating to this Agreement, including without limitation disputes with respect to the enforceability of this provision, shall be resolved by arbitration conducted in New York, in accordance with the then effective rules of the American Arbitration Association (or successor body, if any). The arbitration decision, whether unanimous or majority, will be final and nonappealable and judgment thereon may be entered in any court having jurisdiction or application may be made to any such court for the judicial acceptance of the arbitration award or decision and order of enforcement. The costs and expenses of such arbitration (including, without limitation, legal costs, fees and expenses) shall be borne by the parties in proportion to each parties initial position relative to the outcome in the matter as determined by the arbitrators.

                  (l) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument. This Agreement may be evidenced by facsimile signatures.

               [remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their representatives duly authorized as of the day and year first above written.

                                              DCI MANAGEMENT GROUP, INC.

                                              By: /s/ Gerald W. Matlin
                                                  ------------------------------
                                              Name: Gerald W. Matlin

                                              Title: Secretary

                                              INHIBITEX, INC.

                                              By: /s/ Russell H. Plumb
                                                  ------------------------------
                                              Name: Russell H. Plumb
                                              Title: Vice President, CFO

                                    EXHIBIT A

                              PLASMA SPECIFICATIONS

Plasma collected on behalf of Inhibitex shall adhere to the following:

         - Only centers with FDA licenses and QPP certification shall collect Plasma for Inhibitex

         - Plasma shall be collected as Source Plasma as defined by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.60

         - Plasma shall be collected from donors who fulfill all requirements as Qualified Donors as defined by iQPP standards, as well as, requirements sited by the FDA in 21 CFR Part 640 Subpart G, Source Plasma for Suitable Donors 640.63

         - Plasma shall be collected in bottles that fulfill all requirements sited by the FDA in 21 CFR Part 640 Subpart G, Source Plasma 640.64 including:

                      -        supervision of the collection

                      -        blood containers

                      -        anticoagulant

                      -        donor identification (labeling)

                      -        prevention of contamination

         - Plasma shall be collected, stored, and transported in accordance with all FDA and QPP requirements

         - Supplier shall ensure that each unit is Viral Marker Tested in accordance with FDA and QPP requirements as listed in 4.(a)

         - Following 21 CFR Part 640 Subpart G, Source Plasma 640.69, 3-5 ml Plasma samples are to be removed and dispersed accordingly:

                      -        Viral Marker Testing - sent to testing laboratory

                      - Inhibitex confirmation - sent to Inhibitex for testing

                      - Back-up for center - maintained at center for 1 year and/or delivered to Inhibitex, at its cost, upon its request

                      - Sample for Nucleic Acid Testing (NAT) - placed in case along with physical units

                      - Extra sample for future testing - placed in case along with physical units

         - Labeling of each Plasma container shall be in accordance with 21 CFR 640 Subpart G, Source Plasma 640.70 and Part 610 Subpart G Labeling Standards 610.62 to include:

                      -        Positioning of proper name of product

                      -        Prominence of proper name of product

                      -        Legible type

                      -        Appropriate "Caution" statement(s)

                      -        Storage temperature

                      - Total volume or weight of plasma and total quantity and type of anticoagulant used

                      -        Donor number or individual bleed number

                      -        Expiration Date of plasma

                      -        "Plasma collected from normal donor" statement

                      - "Nonreactive for HBs Ag by FDA required test" statement

                      - Name, address, and license number of the manufacturer

                      - "Negative by a test for antibody to HIV" statement

                                    EXHIBIT B

         - Transportation services provided by Making Distribution Intelligent (MDI)

         - Shipment shall occur upon completion of filling of 4 cases of Plasma.

                                    EXHIBIT C

                         APPROVED COLLECTION FACILITIES

CENTER                                                     LICENSE #
BIO SAVE RESOURCES OF ALBUQUERQUE, INC.                    1064
ALBUQUERQUE, NEW MEXICO

BOWLING GREEN BIOLOGICALS, INC.                            1176
BOWLING GREEN, KENTUCKY

DCI BIOLOGICALS, INC.                                      1275
BRYAN, TEXAS

DCI BIOLOGICALS CARBONDALE, INC.                           1239
CARBONDALE, ILLINOIS

DCI PLASMA CENTER OF DULUTH, INC.                          1071
DULUTH, MINNESOTA

DCI BIOLOGICALS DUNEDIN, INC.                              1234
DUNEDIN, FLORIDA

DCI BIOLOGICALS, INC.                                      831-002
FARMINGTON, NEW MEXICO

DCI BIOLOGICALS FLAGSTAFF, INC.                            1612
FLAGSTAFF, ARIZONA

DCI BIOLOGICALS, INC.                                      831-001
GALLUP, NEW MEXICO

DCI BIOLOGICALS GREENVILLE, INC.                           PENDING*
GREENVILLE, NORTH CAROLINA

DCI BIOLOGICALS HOT SPRINGS, INC.                          1067
HOT SPRINGS, ARKANSAS

DCI BIOLOGICALS JONESBORO, INC.                            1625
JONESBORO, ARKANSAS

-----------------
* Plasma may not be shipped to Inhibitex from any Approved Collection Facility whose license is "pending".

CENTER                                                     LICENSE #
LAS CRUCES BIOLOGICALS, INC.                               1069
LAS CRUCES, NEW MEXICO

PORTLAND BIOLOGICALS, INC.                                 1191-002
LEWISTON, MAINE

DCI BIOLOGICALS LITTLE ROCK, INC.                          1606
LITTLE ROCK, ARKANSAS

DCI BIOLOGICALS NACOGDOCHES, INC.                          1591
NACOGDOCHES, ILLINOIS

DCI BIOLOGICALS ORLANDO, INC.                              1286
ORLANDO, FLORIDA

PORTLAND BIOLOGICALS, INC.                                 1191-001
PORTLAND, MAINE 04102

STILLWATER PLASMA CENTER, INC.                             1129
STILLWATER, OKLAHOMA

DCI BIOLOGICALS TEXARKANA, INC.                            PENDING*
TEXARKANA, ARKANSAS

WESTGATE BIOLOGICALS, INC.                                 1087
COLLEGE STATION, TEXAS

DCI BIOLOGICALS WICHITA FALLS, INC.                        1291
WICHITA FALLS, TEXAS

DCI BIOLOGICALS WILMINGTON, INC.                           PENDING*
WILMINGTON, NORTH CAROLINA

YALE BLOOD PLASMA, INC.                                    836
ALBUQUERQUE, NEW MEXICO

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

                                  NABI CENTERS

CENTER                                                     LICENSE #
NABI - FORT MYERS                                          1022-008
FORT MYERS, FLORIDA

NABI - GAINESVILLE                                         1022-009
GAINESVILLE, FLORIDA

NABI - HOUSTON (BROADWAY)                                  1022-058
SAN ANTONIO, HOUSTON

NABI - JACKSONVILLE                                        1022-031
JACKSONVILLE, FLORIDA

NABI - LINCOLN                                             1022-012
LINCOLN, NEBRASKA

NABI - NORFOLK                                             1022-014
NORFOLK, VIRGINIA

NABI - SCRANTON                                            1022-016
SCRANTON, PENNSYLVANIA

NABI - YOUNGSTOWN                                          1022-021
YOUNGSTOWN, OHIO

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